Exhibit 99.1

Project Camel
13-Week Cash Forecast
Prepared as of March 26, 2020

	CH 11												Emergence

	4/3/20	4/10/20	4/17/20	4/24/20	5/1/20	5/8/20	5/15/20	5/22/20	5/29/20	6/5/20	6/12/20	6/19/20	6/26/20	Forecast
	Wk 1	Wk 2	Wk 3	Wk 4	Wk 5	Wk 6	Wk 7	Wk 8	Wk 9	Wk 10	Wk 11	Wk 12	Wk 13	13-Wk
($000s)	POST	POST	POST	POST	POST	POST	POST	POST	POST	POST	POST	POST	POST	Total

Cash Receipts

Customer Collections	$1,382	$1,273	$1,739	$1,674	$1,964	$2,288	$2,411	$1,793	$1,166	$1,083	$1,311	$1,260	$1,843	$21,189
Other Receipts / Asset Sale Proceeds	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Total Cash Receipts	$1,382	$1,273	$1,739	$1,674	$1,964	$2,288	$2,411	$1,793	$1,166	$1,083	$1,311	$1,260	$1,843	$21,189

Operating Disbursements

Operating Expenses	($1,107)	($1,129)	($996)	($996)	($1,006)	($677)	($1,128)	($1,399)	($759)	($714)	($720)	($972)	($718)	($12,322)
Wages & Benefits	(500)	(184)	(1,375)	(184)	(1,352)	(184)	(1,400)	(184)	(1,372)	(996)	(1,352)	(212)	(858)	(10,153)
Insurance	-	-	-	-	-	-	-	-	-	(899)	-	-	-	(899)
Taxes	-	(20)	-	(2)	-	(5)	-	-	(80)	-	-	-	(1,275)	(1,381)
G&A / Other	(310)	(223)	(223)	(223)	(325)	(233)	(233)	(233)	(334)	(233)	(233)	(233)	(233)	(3,270)

Total Operating Disbursements	($1,917)	($1,556)	($2,595)	($1,405)	($2,683)	($1,099)	($2,761)	($1,816)	($2,545)	($2,842)	($2,306)	($1,417)	($3,084)	($28,026)

Total Operating Cash Flow	($535)	($283)	($856)	$269	($719)	$1,190	($350)	($24)	($1,379)	($1,759)	($995)	($157)	($1,241)	($6,837)

Other Disbursements

Professional Fees	$0	$0	$0	$0	($200)	$0	($576)	$0	$0	($1,798)	$0	($507)	$0	($3,081)
Adequate Assurance / CV Payments	(361)	-	(450)	(450)	(450)	(450)	-	-	-	-	-	-	-	(2,161)
Notes & Interest Payments	(1,491)	-	-	-	(449)	-	-	-	-	(497)	-	-	-	(2,436)
DIP Interest & Fees	(225)	-	-	-	(32)	-	-	-	-	(44)	-	-	-	(301)
Retention / Severance / Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Total Other Disbursements	($2,077)	$0	($450)	($450)	($1,130)	($450)	($576)	$0	$0	($2,339)	$0	($507)	$0	($7,979)

Total Disbursements	($3,994)	($1,556)	($3,045)	($1,855)	($3,813)	($1,549)	($3,337)	($1,816)	($2,545)	($5,181)	($2,306)	($1,924)	($3,084)	($36,005)

Net Cash Flow	($2,611)	($283)	($1,306)	($181)	($1,849)	$740	($925)	($24)	($1,379)	($4,098)	($995)	($664)	($1,241)	($14,816)

Beginning Cash Balance	$18,805	$21,194	$20,911	$19,605	$19,424	$17,575	$18,315	$17,390	$17,366	$25,986	$21,888	$20,894	$20,230	$18,805
(+/-) Weekly Cash Flow	(2,611)	(283)	(1,306)	(181)	(1,849)	740	(925)	(24)	(1,379)	(4,098)	(995)	(664)	(1,241)	(14,816)
(+/-) Change in Float	-	-	-	-	-	-	-	-	-	-	-	-	-	-
(+/-) DIP Draw / Paydown	5,000	-	-	-	-	-	-	-	10,000	-	-	-	-	15,000

Ending Cash Balance	$21,194	$20,911	$19,605	$19,424	$17,575	$18,315	$17,390	$17,366	$25,986	$21,888	$20,894	$20,230	$18,988	$18,988
Less: Restricted Cash	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)
Less: Foreign Cash	(781)	(781)	(781)	(781)	(781)	(781)	(781)	(781)	(781)	(781)	(781)	(781)	(781)	(781)

Ending Available Liquidity	$10,681	$10,398	$9,092	$8,911	$7,062	$7,802	$6,877	$6,853	$15,473	$11,376	$10,381	$9,717	$8,475	$8,475